UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 7, 2009
GLOBAL CONSUMER ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33803	26-0469120

(State or other jurisdiction of incorporation)	(Registration Number)	(IRS Employer Identification No.)

1370 Avenue of the Americas, 28th Floor, New York, New York	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 445-7800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the press release, dated October 7, 2009, issued by Global Consumer Acquisition Corp. (“GCAC”) announcing that the stockholders of GCAC have approved all the matters voted on at a special meeting of stockholders on October 7, 2009. The inspector of elections, D.F. King & Co., Inc. certified that the votes cast in favor of each proposal were as follows: 17,632,627 shares voted in favor of the 1st Commerce Merger Agreement (21,600,468 shares elected to convert); 17,621,089 shares voted in favor of the issuance of restricted stock units and restricted stock to certain current and future directors and officers; 17,686,393 shares voted in favor of changing the definition of “Business Combination”; 17,678,644 shares voted in favor of removing the prohibition on the consummation of a “Business Combination” if holders of an aggregate of 30% or public shares exercised their conversion rights; 17,624,194 shares voted in favor of removing the requirement that only holders of public shares who vote against the acquisition may convert their public shares; 17,929,194 shares voted in favor of changing GCAC’s name from “Global Consumer Acquisition Corp.” to “Western Liberty Bancorp”; 17,624,194 shares voted in favor of changing GCAC’s corporate existence to perpetual; 17,855,794 shares voted in favor of removing the proviso in Article Third of GCAC’s Amended and Restated Certificate of Incorporation that provides that in the event a business combination is not consummated prior to GCAC’s termination date, GCAC’s corporate purpose will automatically be limited to effecting and implementing its dissolution and liquidation; 17,617,494 shares voted in favor of deleting Article Sixth of GCAC’s Amended and Restated Certificate of Incorporation in its entirety; 17,776,014 shares voted in favor of authorizing GCAC and the trustee to distribute and terminate the trust account by amending the Investment Management Trust Agreement; 20,731,760 shares voted for the election of Jason N. Ader as a director of Western Liberty Bancorp upon the consummation of a business combination; 21,023,620 shares voted for the election of Daniel B. Silvers as a director of Western Liberty Bancorp upon the consummation of a business combination; 20,731,720 shares voted for the election of Richard A.C. Coles as a director of Western Liberty Bancorp upon the consummation of a business combination; 20,731,720 shares voted for the election of Michael B. Frankel as a director of Western Liberty Bancorp upon the consummation of a business combination; 21,023,660 shares voted for the election of Dr. Leonard E. Goodall as a director of Western Liberty Bancorp upon the consummation of a business combination; 20,731,760 shares voted for the election of Dr. William Stephan as a director of Western Liberty Bancorp upon the consummation of a business combination; 21,023,660 shares voted for the election of Robert G. Goldstein as a director of Western Liberty Bancorp upon the consummation of a business combination; and 17,642,909 voted in favor of adjourning the special meeting if such adjournment was necessary. These numbers only reflect the votes cast by GCAC’s public stockholders. As required by the terms of the insider letters with holders of GCAC’s founders shares in connection with GCAC’s initial public offering, the founders shares were voted in conformance with the majority of the votes cast by GCAC’s public stockholders.
The information furnished in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits
99.1	Press Release of Global Consumer Acquisition Corp., dated as of October 7, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CONSUMER ACQUISITION CORP.
Date: October 7, 2009	By:	/s/ Jason N. Ader
		Name:	Jason N. Ader
		Title:	Chief Executive Officer